UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2018

PBF ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2018, PBF Energy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC (the “Underwriter”), pursuant to which the Company agreed to sell 6,000,000 shares of its Class A common stock (the “Shares”), par value $0.001 per share, to the Underwriter (the “Offering”) and granted the Underwriter a 30-day option to purchase from the Company up to an additional 900,000 shares of its Class A common stock. The Company expects to receive total net proceeds, after deducting underwriter discounts and commissions and estimated offering expenses, of approximately $286.6 million from the Offering.

The Shares will be offered under the Company’s shelf registration statement on Form S-3 (No. 333-226728) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Offering are described in the prospectus supplement dated August 9, 2018.

The Offering is expected to close on August 14, 2018, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. Under the Underwriting Agreement, the Company has also agreed to indemnify the Underwriter against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The Underwriter and/or certain of its affiliates perform and/or have performed commercial and investment banking and advisory services for the Company and/or its affiliates from time to time for which they receive and/or have received customary fees and expenses. The Underwriter and/or certain of its affiliates may, from time to time, engage in transactions with and perform services for the Company and/or its affiliates in the ordinary course of their business for which they will receive fees and expenses, including serving as lenders under PBF Logistics LP’s and PBF Holding Company LLC’s respective revolving credit facilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Offering, Kramer Levin Naftalis & Frankel LLP rendered their opinion as to the validity of the shares of Class A common stock to be sold in the Offering, which opinion is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and a copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.2, both of which are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, such press releases shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 9, 2018

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP with respect to the validity of the shares

23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)

99.1	Press release dated August 9, 2018

99.2	Press release dated August 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018

PBF Energy Inc.
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel
and Secretary